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                                                                   Exhibit 10.12

                       NOTE AND WARRANT PURCHASE AGREEMENT



THIS NOTE AND WARRANT PURCHASE AGREEMENT is made as of the 3lst day of March, 1998 by and among VStream Incorporated, a Delaware corporation (the "Company"), and the persons and entities named on the Schedule of Purchasers attached hereto (individually, a "Purchaser" and collectively, the "Purchasers").

The Parties hereby agree as follows:

1.   Amount and Terms of the Loan; Purchase and Sale of the Warrants

     1.1. The Loan. Subject to the terms of this Agreement, the Company shall
          --------
borrow from each Purchaser and each Purchaser shall lend to the Company the amount set forth opposite each such Purchaser's name in the first column of the attached Schedule of Purchasers (the "Loan Amount") pursuant to a convertible subordinated promissory note in the form attached hereto as Exhibit A (the "Note" or collectively, the "Notes"). The Loan Amounts are hereinafter referred to collectively as the "Loan."

     1.2. Purchase and Sale of Warrants. The Company will issue and sell to each
          -----------------------------
Purchaser and each Purchaser will purchase, severally and not jointly, warrants in the form attached hereto as Exhibit B (the "Warrants") to purchase that number of shares of the Company's Series C Preferred Stock as set forth opposite each Purchaser's name in the second column of the Schedule of Purchasers on the following terms: (i) the per share exercise price will be One Dollar and Four Cents ($1.04) per share (subject to adjustment as set forth therein) and (ii) the purchase price of the Warrants will be One Tenth of One Cent ($.00l) per warrant share. These warrants shall be issued simultaneously with the closing of the Loan.

2.   The Closing

     2.1. Closing Date. The closing shall be held no later than March 31, 1998
          ------------
at the offices of Holland & Hart LLP, 555 Seventeenth Street, Suite 3200, Denver, Colorado 80202, or at such other time as the Company and Purchasers shall agree (the "Closing Date").

     2.2. Delivery. At the Closing (i) each Purchaser will deliver to the
          --------
Company a check or wire transfer of funds in the amount of such (A) Purchaser's Loan Amount plus (B) the purchase price of the Warrants being issued to such Purchaser; and (ii) the Company shall deliver to each Purchaser a Note representing such Purchaser's Loan Amount and an executed Warrant for the shares indicated opposite such Purchaser's name on the Schedule of Purchasers.

3.   Representations and Warranties of the Company.

The Company hereby represents and warrants to each Purchaser as follows:

     3.1. Corporate Power. The Company will have at the Closing Date all
          ---------------
requisite corporate power to execute and deliver this Agreement, the Notes and the Warrants and to carry out and perform its obligations under the terms of this Agreement, the Notes and the Warrants.

     3.2. Authorization. All corporate action on the part of the Company, its
          -------------
directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company's obligations hereunder, including the issuance and delivery of the Notes and the Warrants has been taken or will be taken prior to the Closing. This Agreement, the Notes and the Warrants, when executed and delivered by the Company, and upon the filing with the Secretary of State of the state of Delaware of an amendment to the Company's Certificate of Incorporation to authorize the Series C Preferred Stock into which the Notes are convertible and for which the Warrants are exercisable shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The Series C Preferred Stock or other equity securities of the Company, when issued in compliance with the provisions of this Agreement, the Notes and the Warrants, and the Company's Certificate of Incorporation will be validly issued, fully paid and nonassessable and free of any liens or encumbrances.

     3.3. Consents. All consents, approvals, orders or authorizations of, or
          --------
registrations, qualifications, designations, declarations or filings with, any governmental authority or other third party, required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Notes, the Warrants and the equity securities issuable upon exercise of the Warrants, conversion of the Notes or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the Closing, except for notices required or permitted to be filed with certain state and federal securities commissions following the Closing, which notices will be filed on a timely basis.

     3.4. Offering. Assuming the accuracy of the representations and warranties
          --------
of the Purchasers contained in Section 4 hereof, the offer, issue and sale of the Notes and the Warrants are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 Act"), and, upon the filing of certain forms which will be completed promptly following the Closing, are exempt from registration and qualification under the registration, permit or qualification requirements of all applicable state securities laws.

4.   Representations and Warranties of the Purchasers

     4.1. Purchase for Own Account. Each Purchaser represents that it is
          ------------------------
acquiring the Notes, the equity securities issuable upon conversion of the Notes, the Warrants and the equity securities issuable upon exercise of the Warrants (collectively, the "Securities") solely for its own account and beneficial interest and not as nominee for any other party, and for investment and not for sale or with a view to distribution of the Securities or any part thereof, and has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same.

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

     4.2. Information and Sophistication. Each Purchaser acknowledges that it
          ------------------------------
has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to acquire the Notes and Warrants. Each Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and the Warrants and to obtain any additional, information necessary to verify the accuracy of the information given the Purchaser. Each Purchaser further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

     4.3. Ability to Bear Economic Risk. Each Purchaser acknowledges that
          -----------------------------
investment in the Notes and the Warrants involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

     4.4. Further Limitations on Disposition. Without in any way limiting the
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representations set forth above, each Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

          (a) There is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (b) (i) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the 1933 Act.

          (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such Purchaser to a stockholder or partner (or retired partner) of such Purchaser, or its affiliates, associates or partners, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Purchasers hereunder.

Each Purchaser understands that the Securities are "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, the Purchaser represents that it is familiar with Rule 144 promulgated under the 1933 Act, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

     4.5. Accredited Investor. Each Purchaser is an "accredited investor" as
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such term is defined in Rule 501 under the Securities Act.

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

5.   Conditions to Closing

Each Purchaser's obligation to make its portion of the Loan shall be subject to satisfaction of the following conditions precedent:

     5.1. Opinion. Such Purchaser shall have received the written opinion of
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Brobeck Phleger & Harrison LLP, counsel to the Company.

     5.2. Certificate. Each other Purchaser shall have concurrently performed
          -----------
its obligations hereunder, and Centennial Fund V, L.P.'s obligation is subject to its receipt of certification from the Company with respect to interests of certain disqualified persons.

6.   Miscellaneous

     6.1. Binding Agreement. The terms and conditions of this Agreement shall
          -----------------
inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     6.2. Governing Law. This Agreement shall be governed by and construed under
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the laws of the State of Colorado as applied to agreements among Colorado residents, made and to be performed entirely within the State of Colorado.

     6.3. Counsel Fees. The Company agrees to reimburse the fees (up to a
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maximum of $5,000) and expenses of Holland & Hart LLP, legal counsel to the
Purchasers in connection with the transactions contemplated hereby.

     6.4. Counterparts. This Agreement may be executed in two or more
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counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.5. Titles and Subtitles. The titles and subtitles used in this Agreement
          --------------------
are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     6.6. Notices. Any notice required or permitted under this Agreement shall
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be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed to the Company at 5777 Central Avenue, Boulder, Colorado 80301, or to a Purchaser at its address shown on the Schedule of Purchasers, or at such other address as such party may designate by ten (10) days advance written notice to the other party.

     6.7. Modification; Waiver. Any term of this Agreement may be amended and
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the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of Notes representing a majority of the outstanding aggregate principal amount of the Notes. Any waiver or amendment effected in accordance with this Section 6.7 shall be binding

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

upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted) and each future holder of all such securities and the Company.


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

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:                                PURCHASERS:

VSTREAM INCORPORATED                    CENTENNIAL FUND V, L.P.

                                        By:  Centennial Holdings V, L.P.,
By: /s/                                 Its General Partner
   ----------------------------
Title: Chief Financial Officer
       -------------------------
                                             By: /s/ Donald H. Parsons, Jr.
                                                ---------------------------
                                                 a General Partner

                                        CENTENNIAL ENTREPRENEURS FUND V, L.P.

                                        By:  Centennial Holdings V, L.P.
                                        Its General Partner

                                             By: /s/ Donald H. Parsons, Jr.
                                                ---------------------------
                                             Title: A General Partner
                                                   --------------------

                                        SOFTBANK TECHNOLOGY VENTURES IV L.P.

                                        By:  STV IV LLC


                                        By: /s/ Brad Feld
                                           ----------------------------
                                           Managing Director

                                        SOFTBANK TECHNOLOGY ADVISORS FUND L.P.

                                        By:  STV IV LLC


                                        By: /s/ Brad Feld
                                           ----------------------------
                                           Managing Director

                             SCHEDULE OF PURCHASERS
                             ----------------------

                                           CONVERTIBLE        SERIES C     SERIES C STOCK
                                           SUBORDINATED        STOCK          WARRANT          TOTAL
            PURCHASER                         NOTES           WARRANTS         PRICE       PURCHASE PRICE

Centennial Fund V, L.P                      $242,500            5829          $  5.83       $242,505.83
1428 15th Street
Denver, CO 80202

Centennial Entrepreneurs                       7,500             180              .18          7,500.18
          Fund V, L.P.
1428 15th Street
Denver, CO 80202

SOFTBANK Technology                          245,000            5889             5.89        245,005.89
    Ventures IV L.P.
c/o Bradley Feld
333 W. San Carlos Road, Suite 1225
San Jose, CA 95510

SOFTBANK Technology Advisors                   5,000             120              .12          5,000.12
     Fund L.P.
c/o Bradley Feld
333 W. San Carlos Road, Suite 1225
San Jose, CA 95510
                                      ----------------------------------------------------------------------
TOTAL                                       $500,000          12,018            12.02       $500,012.02